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Stanley Higgins
Director
Listing Qualifications
The Nasdaq Stock Market LLC
+1 301 978 8041

Sent via Electronic Delivery to: msw@keryx.com

June 16, 2009

Mr. Michael S. Weiss
Chief Executive Officer
Keryx Biopharmaceuticals, Inc.
750 Lexington Avenue
New York, New York 10022

Re: Keryx Biopharmaceuticals, Inc. (the "Company")
Nasdaq Symbol: KERX

Dear Mr. Weiss:

On April 22, 2008, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, the closing bid price of the Company's common stock has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

If you have any questions, please contact Una Hahn, Listing Analyst, at +1 301 978 8033.

Sincerely,

Stanley Higgins